Exhibit 10.16

PLATFORM ACQUISITION HOLDINGS LIMITED

Nemours Chambers

Road Town

Tortola

British Virgin Islands

October 29, 2013

Daniel Leever

c/o MacDermid, Incorporated

1401 Blake Street

Denver, CO 80202

Dear Dan,

Reference is made to (i) the Business Combination Agreement and Plan of Merger (the “Business Combination Agreement”), dated as of October 10, 2013, by and among Platform Acquisition Holdings Limited (“PAHL”), Platform Delaware Holdings, Inc., Platform Merger Sub, LLC, MacDermid Holdings, LLC, Tartan Holdings, LLC, MacDermid, Incorporated (“MacDermid”), and CSC Shareholder Services LLC; and (ii) the MacDermid, Incorporated Supplemental Executive Retirement Plan, effective April 1, 1994, as amended on February 25, 2005, as further amended on July 11, 2013 ( the “SERP”).

By your signature below, you hereby acknowledge and agree that, if the transactions contemplated by the Business Combination Agreement are consummated, then:

In the event that you decide to voluntarily terminate your employment relationship with MacDermid on or prior to the five year anniversary of the Closing Date (as defined in the Business Combination Agreement) you will forfeit and shall be deemed to have released all right, title and interest in, any and all amounts due and owing to you under the SERP. In the event that the Board of Platform decides it needs to terminate you for whatever reason in the future it will be free to do so, and you will receive your SERP and severance as per your existing severance agreement.

Sincerely,

PLATFORM ACQUISITION HOLDINGS LIMITED

By:	/s/ Martin E. Franklin
Martin E. Franklin, Director

Acknowledged and Agreed:

/s/ Daniel H. Leever
Daniel H. Leever

[Leever SERP Letter]